Exhibit 4.16


                                INVESTMENT LETTER

                                       AND

                  MEMORANDUM OF SUBSCRIPTION/PURCHASE AGREEMENT

                                  May 19, 1999



Pollution Research and Control Corp.
506 Paula Avenue
Glendale, California  91201

Gentlemen:

     In connection with the acquisition by the undersigned, The Investor Resources Services, Inc., of 133,333 shares of common stock, no par value per share (the "Common Stock"), of Pollution Research and Control Corp. (the "Company"), in consideration for the sum of $100,000.00 in cash, the undersigned wishes to advise you of its understanding of, agreement with and/or representation of, the following:

     These securities are not being registered under the Securities Act of 1933, as amended (the "Act"), on the ground that this sale is exempt from registration under ss.4(1) or ss.4(2) of the Act and the Rules and Regulations promulgated thereunder as not involving any public offering. The Company's reliance on such exemption is predicated in part on the representation of the undersigned that it is acquiring such securities for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same. These securities which the undersigned is acquiring are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Act. The undersigned acknowledges that it understands that the securities covered hereby are unregistered and must be held indefinitely, unless they are subsequently registered under the Act or an exemption from such registration is available.

     The undersigned agrees that any and all certificates, which may be issued representing the securities acquired hereunder, shall contain substantially the following legend, which the undersigned has read and understands:

     The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as the term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

     The undersigned understands that the above legend on the certificates would limit their value, including their value as collateral.

     The undersigned further acknowledges that it understands that, if the securities have been held for a period of at least one year and if Rule 144 adopted under the Act is applicable (there being no representation by the

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Pollution Research and Control Corp.
February 25, 1999
Page 2


Company that this Rule will be applicable), then it may make only routine sales of the securities in limited amounts in a specified manner in accordance with the terms and conditions of the Rule. The undersigned further acknowledges that it understands that, if Rule 144 is applicable (no assurance of which can be made), it may sell the securities without quantity limitation in sales not involving a market maker or through brokerage transactions only if it has held the securities for at least two years. In case the Rule is not applicable, any sales made by the undersigned may be made only pursuant to other available exemption from registration under the Act, or an effective registration statement.

     The undersigned further acknowledges that it is aware that only the Company can file a registration statement or an offering statement pursuant to Regulation A under the Act and that the Company has no obligation to do so or to take steps necessary to make Rule 144 available to it. The undersigned also has been advised and acknowledges that it understands that, in the event Rule 144 is not available, the circumstances under which it can sell the securities, absent registration or compliance with Regulation A, are extremely limited.

     The undersigned further acknowledges and represents to the Company that it is purchasing the securities for its own account and not as a trustee or nominee for any other person or persons, and that the funds or consideration invested are its own. The undersigned further acknowledges and represents that there are no existing legal restrictions applicable to it which would preclude its acquisition of the securities for investment purposes, as described hereinabove. The undersigned further represents that it has no present plans to enter into any contract, undertaking, agreement or arrangement for resale, distribution, subdivision or fractionalization of the securities purchased hereby.

     The undersigned further acknowledges that it understands that an investment in the Company is extremely speculative and subject to a high degree of risk. In this connection, the undersigned understands that it may lose its entire investment in the Company.

     The undersigned further acknowledges and represents to the Company that it is able to bear the economic risk of losing its entire investment. The undersigned further acknowledges and warrants that its overall commitment to investments which are not readily marketable is not disproportionate to its net worth and its investment in the securities will not cause such overall commitment to become excessive. The undersigned further represents that it has adequate means of providing for its current needs and personal contingencies and that it has no need for liquidity in connection with its investment in the securities.

     The undersigned further acknowledges that it fully understands and agrees that the price of the Company's securities acquired by it was arbitrarily determined without regard to any value of the securities. The undersigned understands, additionally, that the price of the securities bears no relation to the value of the assets or net worth of the Company or any other criteria of value. The undersigned is aware that no independent evaluation has been made with respect to the value of the securities. The undersigned further understands and agrees that shares of the common stock of the Company have been or may in the future be issued to certain other persons for a consideration which may be less than the price paid by it for the securities.

     The undersigned further acknowledges and represents to the Company that it is knowledgeable and experienced in venture capital investments in general and, in particular, with respect to investments similar in nature to an investment in the Company. The frequency of the undersigned's prior investments in stocks (including restricted stocks), in general, and in high technology companies, in particular, and other investments, of whatever kind, is as follows (check one in each column):

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Pollution Research and Control Corp.
February 25, 1999
Page 3

                                  Restricted     High Technology
                     Stocks         Stocks         Companies           Other
                     ------         ------         ---------           -----

   Frequently          x              x                                  x
                     -----          -----            -----             -----
   Occasionally                                        x
                     -----          -----            -----             -----
   Never
                     -----          -----            -----             -----

     The undersigned further acknowledges that it is capable of evaluating the merits and risks of the Company.

     The undersigned further acknowledges that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company; that it has been advised by the Company to consult with counsel regarding this investment; and that it has relied upon the advice of such counsel, accountants or other consultants as it deems necessary with regard to tax aspects, risks and other considerations involved in the investment. The undersigned's educational and occupational background which renders it capable of evaluating the merits and risks of this investment is as follows:

         Partner in accounting & tax practice.
         -----------------------------------------------------------------------
         President of 4 consulting companies that have stock investments.
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

     The undersigned has made, or caused to be made, such investigation of the Company, its management and its operations as it considers necessary and appropriate to enable it to make an informed decision regarding its investment.

     Prior to making its investment, the undersigned was presented with and acted upon the opportunity to ask questions of and receive answers from the Company and its management relating to the Company and to obtain any additional information necessary to verify the accuracy of the information made available to it.

     Prior to making its investment, the undersigned made arrangements to conduct such inspection as it deems necessary of the books, records, contracts, instruments and other data relating to the Company.

     Before acquiring these securities, the undersigned was presented with and understood the Company's business plan, including, among other things, the nature of the Company, financial reports and management.

     The undersigned agrees that, upon the delivery of certificates for its shares, the undersigned will execute and deliver to and for the benefit of the Company any instruments the Company may require to evidence that the purchase of its shares is for investment purposes only.

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Pollution Research and Control Corp.
February 25, 1999
Page 4

     On the date the undersigned acquired the securities, it had a net worth of:

                  ( )     Less than $500,000
                  ( )     $500,000 - $1,000,000
                  (x)     $1,000,000 - $3,000,000
                  ( )     $3,000,000 - $5,000,000
                  ( )     More than $5,000,000

     Liquid assets constituted the following percentage of the undersigned's net worth on the date of acquisition of the securities:

                  ( )     Less than 1%
                  (x)     1% - 10%
                  ( )     10% - 20%
                  ( )     20% - 50%
                  ( )     More than 50%

     The undersigned's approximate net taxable income (after regular deductions) in each of the two most recent calendar years was:

                  (x)     Less than $100,000
                  ( )     $100,000 - $200,000
                  ( )     $200,000 - $500,000
                  ( )     $500,000 - $1,000,000
                  ( )     More than $1,000,000

     The undersigned's approximate net taxable income in the current year is expected to be:

                  (x)      Less than $100,000
                  ( )     $100,000 - $200,000
                  ( )     $200,000 - $500,000
                  ( )     $500,000 - $1,000,000
                  ( )     More than $1,000,000

     Based upon the foregoing, the undersigned hereby acknowledges and understands the high risk and speculative nature of the shares of common stock of the Company which it is acquiring and the nature of the management, financial condition and all other pertinent factors regarding the Company and this investment. The undersigned further represents and warrants that it has fully satisfied itself with respect to the nature of this investment. The undersigned further warrants and represents that it has received no assurances of any kind relative to, nor have there been any representations made by the Company or any of its principals or affiliates regarding, any potential appreciation in value of the securities being acquired by it. The undersigned hereby represents and warrants that it has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of an investment of this type. The undersigned further represents and acknowledges that it has made other investments in speculative businesses and is generally familiar with "restricted" securities and it is otherwise knowledgeable with respect to the Company and its proposed operations. Based upon the foregoing understandings, the undersigned hereby reaffirms its acquisition of the securities described in this Investment Letter and Memorandum of Subscription/Purchase Agreement.

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Pollution Research and Control Corp.
February 25, 1999
Page 5

     The foregoing correctly expresses the intent, understanding and acknowledgements of the undersigned.

                                        THE INVESTOR RESOURCE SERVICES, INC.



                                        By: /s/ Dan Starczewski
                                        ----------------------------------------
                                        Dan Starczewski, President



932 Burke Street, Winston-Salem, North Carolina 27101
--------------------------------------------------------------------------------
                                 Current address



59-3152101                              (336) 918-0509
-----------------------------------     ----------------------------------------
Tax identification number               Current business telephone number



President
-----------------------------------     ----------------------------------------
Current business                        Name of person connected with Pollution
position                                Research and Control Corp., with whom
                                        conferred concerning this investment



-----------------------------------     ----------------------------------------
Length of relationship, if any,         Relationship, if any, with the above-
with the Above-mentioned Company        mentioned Company representative
representative

                               NOTICE OF EXERCISE

To:  POLLUTION RESEARCH AND CONTROL CORP.

     The undersigned, the holder of the attached warrant, hereby irrevocably elects to exercise the purchase right represented by that warrant for, and to purchase under that warrant, ___________ shares of Common Stock of POLLUTION RESEARCH AND CONTROL CORP. and herewith makes payment of and requests that the certificates for those shares be issued in the name of, and delivered to __________________________________________, whose address is
__________________________________________, and if said number of shares shall not be all the shares now purchasable under the attached warrant, the undersigned hereby requests that a new certificate be registered in the name of and delivered to the undersigned for the balance of the shares purchasable under the attached warrant.

DATED:___________________

                                     ------------------------------------
                                              (signature)

                                     ------------------------------------

                                     Note: the above signature must correspond with the name written upon the face of the attached warrant certificate unless the warrant has been properly and lawfully assigned.